Table of contents

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14C

(RULE 14c-101)

SCHEDULE 14C INFORMATION

Information Statement

Pursuant to Section 14c of the Securities Exchange Act of 1934

Check the appropriate box:

☒	Preliminary Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule14c-5(d)(2))
☐	Definitive Information Statement

ILLUMINATION AMERICA, INC.
(Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

ILLUMINATION AMERICA, INC.

2060 NW Boca Raton Blvd., #6

Boca Raton, FL 33431

Ph: 561-997-7270

Information Statement

To Our Stockholders:

NOTICE IS HEREBY GIVEN that the following action was taken pursuant to the Consent to amend our Articles of Incorporation by amending the name of the Company to “Grom Holding Corporation” and Article I, Section 1, which authorizes 100,000,000 Common Shares, $0.001 par value, and 25,000,000 Preferred Shares, par value $0.001 per share, to state that the Company is authorized to issue 200,000,000 shares of Common Stock, par value $0.001 per share (the “Common Stock”) and 25,000,000 shares of Preferred Stock, par value $0.001 per share, (in the aggregate the “Amendment”). The Amendment will only become effective if and when our proposed Share Exchange with Grom Holdings, Inc. is successfully consummated, when we will file the amendment with the Florida Secretary of State.

Stockholders of record as of May 15, 2017 are entitled to Notice of the foregoing.

We have asked our transfer agent, brokers and other custodians and fiduciaries to forward this Information Statement to the beneficial owners of our Common Stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

This Information Statement will serve as written Notice to stockholders pursuant to FBCA § 607.0704.

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’ MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

By Order of the Board of Directors,

/s/ Ismael Llera
Ismael Llera
Chief Executive Officer and President

May _, 2017

i

ILLUMINATION AMERICA, INC.

2060 NW Boca Raton Blvd., #6

Boca Raton, FL 33431

Ph: 561-997-7270

INFORMATION STATEMENT

We are not asking you for a proxy and you are requested not to send us a proxy.

Introduction

This notice and information statement (the “Information Statement”) is being mailed on or about May __, 2017 to our stockholders of record as of May 15, 2017 pursuant to Section 14C of the Exchange Act of 1934, as amended, to inform our stockholders that the holders of a majority of our issued and outstanding voting securities executed a written consent dated May 15, 2017 (the “Consent”) approving an amendment (the “Amendment”) to our Articles of Incorporation, as amended (our “Articles of Incorporation”), whereby our name shall be amended to be “Grom Holding Corporation” and amend Article I, Section 1, which authorizes 100,000,000 Common Shares, $0.001 par value, and 25,000,000 Preferred Shares, par value $0.001 per share, to state that the Company is authorized to issue 200,000,000 shares of Common Stock, par value $0.001 per share (the “Common Stock”) and 25,000,000 shares of Preferred Stock, par value $0.001 per share, subject to the successful consummation of the Share Exchange Agreement with Grom Holdings, Inc. (the “Grom Transaction”).

This notice and the information statement attached hereto shall be considered the notice required under the Florida Business Corporation Act, (the “FBCA”) § 607.0704.

Our Board of Directors has approved the Amendment and holders of a majority of our issued and outstanding voting securities have signed the Consent. Accordingly, your approval is not required and is not being sought. The Amendment will be effective when the Articles of Amendment is filed with the Secretary of State of Florida, which is expected to occur immediately prior to the Effectiveness of the Grom Transaction.

The solicitation relating to the Consent was made by us and the expenses of such solicitation were borne by us. As of May 15, 2017, we had 10,264,744 shares of Common Stock issued and outstanding. Each stockholder of record was entitled to one vote for each share of Common held on the record date.

Please read this notice carefully. It describes, among other things, certain information concerning the Amendment. The form of the Amendment is attached to this Information Statement as Exhibit A.

Our principal executive office is located at 2060 NW Boca Raton Blvd., #6, Boca Raton, FL 33431.

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THE AMENDMENT TO OUR ARTICLES OF INCORPORATION

Background And Reason For The Amendment

Since inception we have been engaged in the design, development, marketing and sales of energy-efficient lighting systems and solutions. We have intended to create and develop a reliable source of revenue from our activities in order to create the opportunity to market proprietary products that can be utilized both in a commercially beneficial manner, as well as on a custom basis. Our principal executive office is located at 2060 NW Boca Raton Blvd., #6, Boca Raton, FL 33431. Our telephone number is (561) 997-7270

As of the date of this Information Statement we have 10,264,744 Common Shares issued and outstanding. As previously reported, we have entered into a Share Exchange Agreement to acquire Grom Holdings, Inc. The proposed terms of this transaction require us to (i) amend our Articles of Incorporation to change our name to “Grom Holdings Corporation”; and (ii) to issue 103,737,677 to the Grom shareholders, pro rata to their respective ownership in Grom. (the “Grom Transaction”). As of the date of this Information Statement we only have approximately 89,000,000 shares available for issuance.

In addition, we anticipate that in order for us to continue to implement our current business plan, as well as the business acquired in the Grom Transaction and expand our line(s) of business, we expect we will need to secure additional financing. In order to attract new financing without incurring significant debt on our books, we need to have the flexibility to offer additional shares of our Common Stock in order to attract these investors.

On May 15, 2017, our Board of Directors and the consenting stockholders adopted and approved resolutions to effect an amendment to our Articles of Incorporation to change our name to “Grom Holding Corporation,” as well as to increase the number of shares of authorized Common Stock from 100,000,000 to 200,000,000. Such amendment is referred to herein as the “Amendment.” Currently, we have 100,000,000 shares of Common Stock authorized, of which 10,264,744 Common Shares are issued and outstanding. As a result of the Amendment, we will have 200,000,000 shares of shares of Common Stock authorized for issuance, of which 85,997,579 shares will be available for issuance following the closing of the Grom Transaction. Our Board of Directors will be able to authorize the issuance of the additional shares of Common Stock without seeking further action or vote of our stockholders.

The Amendment will only be adopted and filed if the Grom Transaction is successfully consummated. If we do not move forward with the Grom Transaction due to the failure of the Grom shareholders to approve the transaction, or any other reason, our Board of Directors has the authority not to file the Amendment.

The issuance by us of Common Stock could dilute both the equity interests and the earnings per share of existing holders of our Common Stock. Such dilution may be substantial, depending upon the amount of shares issued.

Any additional issuance of Common Stock could, under certain circumstances, have the effect of delaying or preventing a change in control of Illumination America, Inc. by increasing the number of outstanding shares entitled to vote and by increasing the number of votes required to approve a change in control of Illumination America, Inc. Shares of Common Stock could be issued, or rights to purchase such shares could be issued, to render more difficult or discourage an attempt to obtain control of Illumination America, Inc. by means of a tender offer, proxy contest, merger or otherwise.  The ability of the Board of the Directors to issue such additional shares of Common Stock could discourage an attempt by a party to acquire control of Illumination America, Inc. by tender offer or other means.  Such issuances could therefore deprive stockholders of benefits that could result from such an attempt, such as the realization of a premium over the market price that such an attempt could cause. Moreover, the issuance of such additional shares of Common Stock to persons whose interests aligned with that of the Board of Directors could make it more difficult to remove incumbent officers and directors from office even if such change were to be favorable to stockholders generally.

While the increase in the number of shares of Common Stock authorized may have anti-takeover ramifications, the Board of Directors believes that the positive potential of the Grom Transaction, along with the financial flexibility offered by the amendment outweighs any disadvantages.  To the extent that the increase in the number of shares of Common Stock authorized may have anti-takeover effects, the amendment may encourage persons seeking to acquire Illumination America, Inc., to negotiate directly with the Board of Directors, enabling the Board of Directors to consider a proposed transaction in a manner that best serves the stockholders’ interests.

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Our Board of Directors believes that it is advisable and in the best interests of Illumination America, Inc. to have available additional authorized but unissued shares of Common Stock in an amount adequate to provide for our future needs. The unissued shares of Common Stock will be available for issuance from time to time as may be deemed advisable or required for various purposes, including the issuance of shares in connection with financing or acquisition transactions.

Other than as disclosed previously and herein relating to the Grom Transaction, we have (i) no present plans or commitments for the issuance or use of the proposed additional shares of Common Stock in connection with any financing, and (ii) no present plans, proposals or arrangements, written or otherwise, at this time to issue any of the additional authorized shares of Common Stock in connection with any other merger, share exchange or acquisition.

The form of Amendment is set forth in Exhibit A. The Amendment will become effective on the date that Articles of Amendment to the Articles of Incorporation is filed with the Secretary of State of the State of Florida, which is expected to occur immediately prior to the Grom Transaction becoming effective.

The Consent provides the necessary corporate authorization under Florida law to enable the filing and effectiveness of such an amendment.

No Appraisal Rights

Our stockholders are not entitled to appraisal rights under the FBCA with respect to the Amendment.

This Information Statement does not constitute an offer of any of our securities for sale.

This notice and information statement (the “Information Statement”) is being provided to our stockholders on or about May __, 2017.

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PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of our Common Stock as of May 15, 2017 with regard to the following criteria (i) each person, or group of affiliated persons, known to us to own beneficially 5% or more of our voting securities; (ii) each of our directors; (iii) each of our named executive officers; and (iv) all of our directors and named executive officers as a group. Under Commission rules, beneficial ownership of a class of capital stock includes any shares of such class as to which a person, directly or indirectly, has or shares voting power or investment power and also any shares as to which a person has the right to acquire such voting or investment power within 60 days through the exercise of any stock option, warrant or other right. If two or more persons share voting power or investment power with respect to specific securities, each such person is deemed to be the beneficial owner of such securities. Except as we otherwise indicate below and under applicable community property laws, we believe that the beneficial owners of the Common Stock listed below, based on information they have furnished to us, have sole voting and investment power with respect to the shares shown.

Class of Securities	Name and Address	# of Common Shares	% of Class

Common	Darren Marks (1) 2060 NW Boca Raton Blvd., #6, Boca Raton, FL, 33431	2,690,711	26.2%

Common	Melvin Leiner (1) 2060 NW Boca Raton Blvd., #6, Boca Raton, FL, 33431	2,690,711	26.2%

Common	Ismael Llera(1) 2060 NW Boca Raton Blvd., #6, Boca Raton, FL, 33431	642,380	6.3%

Common	William Andrews(1) 2060 NW Boca Raton Blvd., #6, Boca Raton, FL, 33431	642,380	6.3%

Common	Dr. Thomas Rutherford(1) 2060 NW Boca Raton Blvd., #6, Boca Raton, FL, 33431	400,000	3.9%

Common	All Officers and Directors as a Group (5 persons)	7,066,182	68.8%

_______________

(1) Officer and/or director of our Company

(2) Held under the name Family Tys, LLC.

(3) Held under the name 4 Life LLC

We currently have no stock options or other rights outstanding that would give any of our stockholders the right to acquire voting or investment power over additional shares of our capital stock.

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DESCRIPTION OF CAPITAL STOCK

As of the date of this Information Statement, our authorized capital stock of the Company presently consists of 100,000,000 shares of Common Stock, $0.001 par value per share, and 25,000,000 shares of Preferred Stock, $0.001 par value per share. At the close of business on May 15, 2017, we had 10,264,744 shares of Common Stock issued and outstanding. No shares of Preferred Stock have been issued or are outstanding.

The following is a summary of material provisions of our capital stock.

Common Stock

Except as otherwise provided by our articles of incorporation or Florida law, each holder of Common Stock is entitled to one vote, in person or by proxy, for each share standing in such holder’s name on our stock transfer records. Holders of shares of Common Stock are entitled to receive dividends only when, as and if approved by our board of directors from funds legally available for the payment of dividends. Our stockholders are entitled to share ratably in the assets legally available for distribution to our stockholders in the event of our liquidation, dissolution or winding up, voluntarily or involuntarily, after payment of, or adequate provision for, all of our known debts and liabilities and of any preferences of the Preferred Stock that may be outstanding in the future.

Preferred Stock

All of the 25,000,000 shares of Preferred Stock authorized are undesignated Preferred Shares. There were no Preferred Stock issued and outstanding as of the date of this Information Statement.

ADDITIONAL INFORMATION

We are subject to the informational requirements of the Exchange Act, and in accordance therewith file reports, proxy statements and other information including annual and quarterly reports on Form 10-K and 10-Q with the SEC. Copies of these documents can be obtained upon written request addressed to the SEC, Public Reference Section, 100 F Street, N.E., Washington, D.C., 20549, at prescribed rates. The SEC also maintains a web site on the Internet (http://www.sec.gov) where reports, proxy and information statements and other information regarding issuers that file electronically with the SEC through the Electronic Data Gathering, Analysis and Retrieval System may be obtained free of charge.

STATEMENT OF ADDITIONAL INFORMATION

Illumination America, Inc.’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2017 and filed with the SEC on May 10, 2017 is incorporated herein by this reference.

Illumination America will provide without charge to each person, including any beneficial owner of such person, to whom a copy of this Information Statement has been delivered, on written or oral request, a copy of any and all of the documents referred to above that have been or may be incorporated by reference herein other than exhibits to such documents (unless such exhibits are specifically incorporated by reference herein).

All documents filed by Illumination America, Inc. pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Information Statement shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Information Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Information Statement.

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COMPANY CONTACT INFORMATION

All inquiries regarding Illumination America, Inc. should be addressed to Ismael Llera, Chief Executive Officer and President, ILLUMINATION AMERICA, INC. at 2060 NW Boca Raton Blvd., #6, Boca Raton, FL 33431, or call our offices at (561) 997-7270

By Order of the Board of Directors,

/s/Ismael Llera
Ismael Llera
Chief Executive Officer and President
May __, 2017

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EXHIBIT A

The name of the Corporation shall be “Grom Holding Corp.”

I. CAPITAL STOCK

The aggregate number of shares which the corporation shall have authority to issue is two hundred twenty five million (225,000,000) shares, of which two hundred million (200,000,000) shall be Common Shares, $.001 par value per share and twenty five million (25,000,000) shall be Preferred Shares, $.001 par value per share, and the designations, preferences, limitations and relative rights of the shares of each such class are as follows:

The balance of the Articles shall remain as stated.

A-1